SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
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                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



              Date of Event Reported:  July 7, 1997
                 Date of Report:     July 17, 1997



              Boise Cascade Office Products Corporation
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                                                   IRS Employer
State of Incorporation   Commission File Number  Identification No.
    Delaware                   1-13662                82-0477390



                    800 West Bryn Mawr Avenue
                    Itasca, Illinois    60143
                        (630)  773 - 5000



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

      (a) On July 7, 1997, Boise Cascade Office
          Products Corporation ("BOP") acquired 100% of the shares of Jean-Paul Guisset S.A. ("JPG"), a French corporation. JPG is a direct marketer of office products in France. JPG's 1997 sales are expected to exceed FF800,000,000, or approximately US$140,000,000. The negotiated purchase price was FF850,000,000 (US$144,000,000) plus a price supplement payable in the year 2000, if certain earnings and sales growth targets are reached. No liability has been recorded for the price supplement as the amount of payment, if any, is not assured beyond a reasonable doubt. Approximately FF100,000,000 (US$17,000,000) is available to be repatriated to BOP out of existing cash in JPG as of closing. The acquisition was funded by cash flow from operations and borrowings under BOP's Credit
          Agreement, dated June 26, 1997, among BOP and several banks including Morgan Guaranty Trust Company of New York and Chase Manhattan Bank, as Agents.

      (b) JPG owned and operated a 430,000 square foot distribution facility located just outside Paris, France, for direct marketing of office supplies. BOP intends to continue such use.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits
          The exhibits to this Report are listed in the
          Exhibit Index.

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                       SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           BOISE CASCADE OFFICE PRODUCTS CORPORATION




           /s/ Darrell R. Elfeldt
           Darrell R. Elfeldt
           Vice President and Controller


Date:  July 17, 1997


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                     Exhibit Index


Exhibit No.         Description                         Page
  2           Share Purchase Agreement, dated July 2,
              1997, by and among BOP, Jean-Paul
              Guisset, and Mrs. Marie Annick Guisset


 99           News Release Issued by BOP on
              July 2, 1997